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                                                                    EXHIBIT 10.3

                                WAREHOUSING NOTE
$15,000,000                                                       April 19, 2006
                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, EBANK MORTGAGE, LLC (the "Borrower") hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), at its main office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on or the before the Maturity Date (determined under the Credit Agreement, as defined below), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or the aggregate unpaid principal amount of all Advances made by the Bank hereunder pursuant to the Warehousing Credit Agreement, dated as of April 17, 2006, between the undersigned and the Bank (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), whichever is less, and to pay interest from the date hereof on the unpaid balance thereof at such times and at such rates as set forth in the Credit Agreement, the terms of which are incorporated herein by reference.

     This Note is the Warehousing Note referred to in the Credit Agreement. This
Note is subject to mandatory prepayment requirements as described in the Credit Agreement and the Bank and its maturity is subject to acceleration in each case upon the terms provided in the Credit Agreement. This Note is secured by certain Collateral referred to in the Credit Agreement. Principal and accrued interest shall be payable on the Maturity Date. Each capitalized term used herein shall have the meaning ascribed to such term in the Credit Agreement.

     Demand and presentment for payment, notice of nonpayment, protest and notice of protest are hereby waived. In the event of default in the payment hereof, the undersigned agree that the holder hereof may, without notice, offset or charge this Note against any bank account or other account maintained by the undersigned with the holder and the undersigned further agree to pay all costs of collection hereof including, but not limited to, reasonably attorney's fees, whether or not suit is commenced.

     This Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks and is subject to the provisions regarding jursidiction and venue, and waiver of rights to jury trial, set forth in the Credit Agreement

                                        EBANK MORTGAGE, LLC


                                        By /s/ Lucien J. Barrette
                                           -------------------------------------
                                        Title: President